UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2013

Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below relating to the warrant issued to Michael E. Kamarck is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, the Board of Directors (the “Board”) of Omni Bio Pharmaceutical, Inc. (the “Company”) appointed Michael E. Kamarck, age 61, as a director of the Company.  In connection with his appointment, Dr. Kamarck was granted a warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.30 per share.  The warrant vested immediately and has a seven year life.  The Company issued the warrant pursuant to Section 4(2) of the Securities Act of 1933, as amended.

From 2010 to 2012, Dr. Kamarck was employed by Merck as President of Merck BioVentures and Senior Vice President of Vaccines and Biologics Manufacturing.  From 2001 to 2009, he was employed by Wyeth, where he held various senior executive positions, including President, Technical Operations and Product Supply and was responsible for global technical operations for all of the Wyeth businesses.  Dr. Kamarck also served as a member of the Wyeth Management Committee.  Prior to Wyeth, he was employed by Bayer AG for 17 years in a variety of technical and leadership capacities.

Item 7.01	Regulation FD Disclosure.

On February 6, 2013, the Company issued a press release announcing the appointment of Dr. Kamarck to the Board.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated February 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: February 6, 2013	By:	/s/ Robert C. Ogden
Robert C. Ogden Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated February 6, 2013